Exhibit 99.1


 Digital Recorders, Inc. Announces $1.0 Million-Plus Order for Transit Vehicle
      Location and Voice Announcement Systems; Order Will Enhance Security Functionality on Paratransit Bus Vehicle Fleet in Jacksonville, Fla.

    Business Editors/Technology Writers/Transportation Writers

     DALLAS--(BUSINESS WIRE)--Jan. 10, 2006--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a technology leader in transit, transportation, law enforcement, and security digital communications systems, announced today that its Digital Recorders (DR) division in Research Triangle Park, N.C., has entered into a $1.0 million-plus contract to supply automatic vehicle location and Talking Bus(R) automatic voice announcement systems (AVL/AVAS) for the paratransit bus fleet operated by the Jacksonville Transportation Authority (JTA) in Jacksonville, Fla.
     "JTA has been a valuable DR customer since 1997. You may recall our September 2004 announcement about JTA's AVL product order to implement transit system security measures on fixed-route bus vehicles during Super Bowl XXXIX, which was held in Jacksonville in February 2005. This subsequent order for JTA's paratransit fleet, which also contains the same hardware and software necessary to enhance security functionality, will enable JTA to track its fleet location and performance. DR's advanced technology, rapid delivery, competitive pricing, and industry track record were instrumental in securing this subsequent order. We expect delivery to be completed in 2006," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

     About the DR Products

     DR's AVL product keeps track of public transit vehicles' location and performance. Independent of communications systems, this system can operate through existing public telecom infrastructures or, it can be interfaced to transit operators' private radio systems. DR's AVL information can be easily shared with other applications such as passenger information systems, security systems, and other equipment both on and off board the vehicle.
     The Talking Bus(R) AVAS product is the industry leader for automatic voice announcement systems. To date, more than 10,000 Talking Bus(R) systems, which are compatible with other intelligent vehicle systems, have been installed in the U.S. The Talking Bus(R) AVAS system has proven to be a reliable and effective way to communicate with on-board passengers and to comply with Americans with Disabilities Act regulations.

     About the Jacksonville Transportation Authority

     JTA, an independent state agency serving Duval County, Fla., has multi-modal responsibilities. JTA designs and constructs bridges and highways and provides varied mass transit services, including: express and regular bus service; a downtown Skyway monorail; the Trolley service; the Stadium Shuttle for various sporting events at ALLTEL Stadium; JTA Connexion for the disabled and elderly; and ChoiceRide, which connects employers and employees to job access through customized transportation options. JTA has a challenging role serving the largest city in the continental U.S. in terms of landmass. JTA believes an integrated transportation network is a critical element in any community to properly manage growth, provide mobility and offer a good quality of life.

     About the DR Division

     The Company's DR division develops and manufactures intelligent transportation products for the transit industry. Products include: computer aided dispatch/automatic vehicle location systems; automatic vehicle monitoring systems; Talking Bus(R) automatic voice announcement systems; vandal-resistant, hands-free microphone; and more. For more information about the Company's DR division, go to www.talkingbus.com.

     About the Company

     Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products -- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) automatic voice announcement systems, Internet-based passenger information systems, and computer-aided dispatch/automatic vehicle location and monitoring systems, and VacTell(TM) video actionable intelligence systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

     Forward-Looking Statements

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of new orders or their expected delivery dates, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind the product order's delivery or significance in the particular market, as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 1, 2005, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Digital Recorders, Inc.
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             E-Mail: veronicam@digrec.com
             or
             Investor Relations Contact:
             The Investor Relations Company
             Brien Gately, 800-536-8472
             Fax: 847-296-4460
             E-Mail: bgately@tirc.com